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                                                                     Exhibit 4.5

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                               SECURITY AGREEMENT

                                       By

                           TRUMP CASINO HOLDINGS, LLC
                           TRUMP CASINO FUNDING, INC.,
                                   as Issuers

                                       and

                           THE GUARANTORS PARTY HERETO

                                       and

                         U.S. BANK NATIONAL ASSOCIATION
                               as Collateral Agent

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                           Dated as of March 25, 2003

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                                TABLE OF CONTENTS

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PREAMBLE........................................................................................... 1

RECITALS........................................................................................... 1

AGREEMENT.......................................................................................... 2

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

SECTION 1.1   Definitions.......................................................................... 2
SECTION 1.2   Interpretation...................................................................... 12
SECTION 1.3   Resolution of Drafting Ambiguities.................................................. 12

                                   ARTICLE II

                    GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1   Pledge.............................................................................. 12
SECTION 2.2   Secured Obligations................................................................. 13
SECTION 2.3   Security Interest................................................................... 14
SECTION 2.4   No Release.......................................................................... 14

                                   ARTICLE III

                  PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
                            USE OF PLEDGED COLLATERAL

SECTION 3.1   Delivery of Certificated Securities Collateral...................................... 14
SECTION 3.2   Perfection of Uncertificated Securities Collateral.................................. 15
SECTION 3.3   Maintenance of Perfected Security Interest.......................................... 15
SECTION 3.4   Other Actions....................................................................... 15
SECTION 3.5   Joinder of Additional Guarantors.................................................... 17
SECTION 3.6   Use and Pledge of Pledged Collateral................................................ 17

                                   ARTICLE IV

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 4.1   Perfection.......................................................................... 17
SECTION 4.2   Title, Authority and Validity; Preservation of Corporate Existence.................. 18
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SECTION 4.3   Validity of Security Interest....................................................... 18
SECTION 4.4   Other Financing Statements.......................................................... 19
SECTION 4.5   Chief Executive Office; Change of Name; Jurisdiction of Organization................ 19
SECTION 4.6   Location of Equipment............................................................... 19
SECTION 4.7   Condition and Maintenance of Equipment.............................................. 19
SECTION 4.8   Corporate Names; Prior Transactions................................................. 20
SECTION 4.9   Due Authorization and Issuance...................................................... 20
SECTION 4.10  No Violations, etc.................................................................. 20
SECTION 4.11  No Options, Warrants, etc........................................................... 20
SECTION 4.12  No Claims........................................................................... 20
SECTION 4.13  No Conflicts, Consents, etc......................................................... 20
SECTION 4.14  Pledged Collateral.................................................................. 21
SECTION 4.15  Insurance........................................................................... 21
SECTION 4.16  Benefit to Guarantors............................................................... 21
SECTION 4.17  Further Assurances of Trump Indiana, Inc............................................ 22

                                    ARTICLE V

               CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1   Pledge of Additional Securities Collateral.......................................... 22
SECTION 5.2   Voting Rights; Distributions; etc................................................... 22
SECTION 5.3   Operative Agreements................................................................ 23
SECTION 5.4   Defaults, etc....................................................................... 24
SECTION 5.5   Certain Agreements of Pledgors As Issuers and Holders of Equity Interests........... 24

                                   ARTICLE VI

                   CERTAIN PROVISIONS CONCERNING INTELLECTUAL
                               PROPERTY COLLATERAL

SECTION 6.1   Grant of License.................................................................... 24
SECTION 6.2   Registrations....................................................................... 24
SECTION 6.3   No Violations or Proceedings........................................................ 25
SECTION 6.4   Protection of Collateral Agent's Security........................................... 25
SECTION 6.5   After-Acquired Property............................................................. 25
SECTION 6.6   Modifications....................................................................... 26
SECTION 6.7   Litigation.......................................................................... 26
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                                   ARTICLE VII

                              INTENTIONALLY OMITTED

                                  ARTICLE VIII

                            TRANSFERS AND OTHER LIENS

SECTION 8.1  Transfers of and other Liens on Pledged Collateral................................... 27

                                   ARTICLE IX

                                    REMEDIES

SECTION 9.1   Remedies............................................................................ 27
SECTION 9.2   Notice of Sale...................................................................... 29
SECTION 9.3   Waiver of Notice and Claims......................................................... 29
SECTION 9.4   Certain Sales of Pledged Collateral................................................. 29
SECTION 9.5   No Waiver; Cumulative Remedies...................................................... 31
SECTION 9.6   Certain Additional Actions Regarding Intellectual Property.......................... 31

                                    ARTICLE X

                             APPLICATION OF PROCEEDS

                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.1  Concerning Collateral Agent......................................................... 31
SECTION 11.2  Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact........... 32
SECTION 11.3  Expenses............................................................................ 33
SECTION 11.4  Indemnity........................................................................... 33
SECTION 11.5  Continuing Security Interest; Assignment............................................ 34
SECTION 11.6  Termination; Release................................................................ 34
SECTION 11.7  Modification in Writing............................................................. 34
SECTION 11.8  Notices............................................................................. 34
SECTION 11.9  GOVERNING LAW....................................................................... 35
SECTION 11.10 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL................ 35
SECTION 11.11 Severability of Provisions.......................................................... 35
SECTION 11.12 Execution in Counterparts........................................................... 35
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SECTION 11.13 Business Days....................................................................... 35
SECTION 11.14 No Credit for Payment of Taxes or Imposition........................................ 36
SECTION 11.15 No Claims Against Collateral Agent.................................................. 36
SECTION 11.16 Obligations Absolute................................................................ 36
SECTION 11.17 Gaming Laws......................................................................... 36

SIGNATURES

EXHIBIT 1        Form of Issuer Acknowledgment
EXHIBIT 2        Form of Securities Pledge Amendment
EXHIBIT 3        Form of Joinder Agreement
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                                      -iv-

                               SECURITY AGREEMENT

                SECURITY AGREEMENT (the "Agreement"), dated as of March 25, 2003 made by TRUMP CASINO HOLDINGS, LLC, a Delaware limited liability company having an office at 1000 Boardwalk, Atlantic City, New Jersey 08401 ("Holdings"), TRUMP CASINO FUNDING, INC., a Delaware Corporation having an office at 1000 Boardwalk, Atlantic City, New Jersey 08401 ("Funding" and together with Holdings, the "Issuers"), and EACH OF THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO OR FROM TIME TO TIME PARTY HERETO BY EXECUTION OF A JOINDER AGREEMENT (collectively, the "Guarantors"), as pledgors, assignors and debtors (the Issuers, together with the Guarantors, in such capacities and together with any successors in such capacities, the "Pledgors," and each, a "Pledgor"), in favor of U.S. Bank National Association, a national banking association having an office at 180 East Fifth Street, St. Paul, Minnesota 55101, in its capacity as collateral agent pursuant to the Priority Intercreditor Agreement (as hereinafter defined), as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the "Collateral Agent").

                                R E C I T A L S:

                A. The Issuers and the Collateral Agent, as trustee (in such capacity, along with successors in such capacity, the "First Priority Trustee") have, in connection with the execution and delivery of this Agreement, entered into that certain indenture, dated as of March 25, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "First Priority Indenture"), pursuant to which the Issuers have issued their 11 5/8% first priority mortgage notes due 2010 (the "First Priority Notes") in the original aggregate principal amount of $425,000,000. It is contemplated that the Issuers may, after the date hereof, issue additional First Priority Notes, exchange notes and private exchange notes (collectively with the original First Priority Notes, the "First Notes") pursuant to the provisions of the First Priority Indenture.

                B. The Issuers and the Collateral Agent, as trustee (in such capacity, along with successors in such capacity, the "Second Priority Trustee" and together with the First Priority Trustee, the "Trustees") have, in connection with the execution and delivery of this Agreement, entered into that certain indenture, dated as of March 25, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Second Priority Indenture" and together with the First Priority Notes Indenture, the "Indentures"), pursuant to which the Issuers have issued their 17 5/8% second priority mortgage notes due 2010 (the "Second Priority Notes") in the original aggregate principal amount of $65,000,000. It is contemplated that the Issuers, after the date hereof, may issue additional Second Priority Notes, exchange notes and private exchange notes (collectively with the original Second Priority Notes, the "Second Notes;" the Second Notes together with the First Notes are referred to as the "Notes") pursuant to the provisions of the Second Priority Notes Indenture.

                C. Collateral Agent is the collateral agent under that certain Priority Intercreditor Agreement dated as of March 25, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Priority Intercreditor Agreement") for the Trustees (acting at the direction of and for the benefit of the holders of the Notes) (the Trustees, the holders of the Notes and the Collateral Agent are hereinafter referred to collectively as the "Secured Parties")

                D. Each Guarantor has, pursuant to the Indentures, among other things, unconditionally guaranteed the obligations of the Issuers under the Indentures and the Notes.

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                E.      Each Guarantor will receive substantial benefits from
the execution, delivery and performance of the obligations under the Indentures and the Notes and is, therefore, willing to enter into this Agreement.

                F. Each Pledgor is or, as to Pledged Collateral (as hereinafter defined) acquired by such Pledgor after the date hereof will be, the legal and/or beneficial owner of the Pledged Collateral pledged by it hereunder.

                G. This Agreement is given by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties to secure the payment and performance of all of the Secured Obligations (as hereinafter defined).

                               A G R E E M E N T :

                NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Collateral Agent hereby agree as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

                SECTION 1.1 Definitions. (a) Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC, including the following which are capitalized herein:

                "Account;" "Commercial Tort Claim;" "Electronic Chattel Paper;" "Equipment;" "Fixtures;" "Goods;" "Inventory;" "Proceeds;" "Supporting Obligations;" and "Tangible Chattel Paper."

                (b) Capitalized terms used but not otherwise defined herein that are defined in the Indentures shall have the meanings given to them in the Indentures, including the following:

                "Applicable Law;" "Business Day;" "Capitalized Lease Obligation;" "Cash Equivalents;" "Collateral Account;" "Collateral Documents;" "Event of Default;" "GAAP;" "Gaming Licenses;" "Holders;" "Indebtedness;" "Issue Date;" "Lien;" "Mortgage;" "Net Loss Proceeds;" "Officers' Certificate;" "Permitted Liens;" "Person;" "Purchase Money Obligations;" "Ship Mortgage;" "Subsidiary;" and "Trust Monies."

                (c)     The following terms shall have the following meanings:

                "Additional Pledged Interests" shall mean, collectively, with respect to each Pledgor, (i) all options, warrants, rights, agreements, additional membership or partnership interests or other interests of whatever class of any issuer of Initial Pledged Interests or any interest in any such issuer, including, without limitation, all rights, privileges, authority and powers of such Pledgor relating to the

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equity or membership or partnership interests in any such issuer or under the
Operative Agreement of any such issuer, from time to time acquired by such Pledgor in any manner and (ii) all the membership, partnership or other interests, as applicable, of each limited liability company, partnership or other entity (other than a corporation) hereafter acquired or formed by such Pledgor and all options, warrants, rights, agreements, additional membership or partnership interests or other interests of whatever class of such limited liability company, partnership or other entity including, without limitation, all rights, privileges, authority and powers of such Pledgor relating to such equity or membership or partnership interests or under the Operative Agreement of such limited liability company, partnership or other entity, from time to time acquired by such Pledgor in any manner, in each case, including the certificates, instruments and agreements, if any, representing such additional interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such additional interests.

                "Additional Pledged Shares" shall mean, collectively, with respect to each Pledgor, (i) all options, warrants, rights, agreements, additional shares of capital stock of whatever class of any issuer of the Initial Pledged Shares or any interest in any such issuer, including, without limitation, all rights, privileges, authority and powers of such Pledgor relating to such additional shares issued by any such issuer under the Operative Agreement of any such issuer, from time to time acquired by such Pledgor in any manner and (ii) all the issued and outstanding shares of capital stock of each corporation hereafter acquired or formed by such Pledgor and all options, warrants, rights, agreements or additional shares of capital stock of whatever class of such corporation including, without limitation, all rights, privileges, authority and powers of such Pledgor relating to such shares or under the Operative Agreement of such corporation, from time to time acquired by such Pledgor in any manner, in each case, including the certificates, if any, representing such additional shares and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares.

                "Agreement" shall mean this Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof.

                "Charges" shall mean any and all property and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and all claims (including, without limitation, landlords', carriers', mechanics', maritime, workmen's, repairmen's, laborers', materialmen's, suppliers' and warehousemen's Liens and other claims arising by operation of law) against, all or any portion of the Pledged Collateral.

                "Chattel Paper" shall have the meaning assigned to such term in the UCC, to the extent such "Chattel Paper" evidences any amounts payable under or in connection with any item of the Pledged Collateral or Mortgaged Property or such chattel paper constitutes Proceeds of any item of Pledged Collateral or Mortgaged Property.

                "Collateral Account Funds" shall mean, collectively, the following from time to time on deposit in the Collateral Account: all funds (including, without limitation, all Trust Monies), investments (including, without limitation, all Cash Equivalents) and all certificates and instruments from time to time representing or evidencing such investments; all notes, certificates of deposit, checks and other instruments and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed thereon.

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                "Collateral Agent" shall have the meaning assigned to such term in the Preamble of this Agreement.

                "Collateral Material Adverse Effect" shall mean, as of any date of determination and whether individually or in the aggregate (a) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on the business or operations as presently conducted of the Pledgors taken as a whole;
(b) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on the value or utility of the Pledged Collateral taken as a whole; or (c) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably expect to cause or result in) a material adverse effect on the legality, priority or enforceability of the Lien created by this Agreement or the rights and remedies of the Collateral Agent hereunder.

                "Contracts" shall mean, collectively, with respect to each Pledgor, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Pledgor and third parties, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof, and in any event, shall include, without limitation, the Trump 29 Management Agreement (including the right to receive Management Fees thereunder) and all other material agreements, licenses and permits entered into by, or granted to, any Pledgor in connection with the development, construction, maintenance, ownership and operation of any Pledgors' properties.

                "Control Agreement" shall have the meaning assigned to such term in Section 3.4(d) hereof.

                "Copyrights" shall mean, collectively, with respect to each Pledgor, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Pledgor, in each case, whether now owned or hereafter created or acquired by or assigned to such Pledgor, including, without limitation, the copyrights, registrations and applications listed in Schedule 14(b) of the Perfection Certificate, together with any and all (i) rights and privileges arising under Applicable Law with respect to such Pledgor's use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

                "CRDA" shall mean the New Jersey Casino Reinvestment Development Authority.

                "Destruction" shall mean any and all damage to, or loss or destruction of, all or any portion of the Pledged Collateral or Mortgaged Property.

                "Distributions" shall mean, collectively, with respect to each Pledgor, all dividends, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or Proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, in each case in a form other than cash or

Cash Equivalents, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.

                "Documents" shall have the meaning assigned to such term in the UCC, to the extent such "Documents" evidence any item of the Pledged Collateral or Mortgaged Property or such "Documents" constitute Proceeds of any item of Pledged Collateral or Mortgaged Property.

                "Excluded Property" shall mean Special Property other than any Proceeds, substitutions or replacements of any Special Property (unless such Proceeds, substitutions or replacements would constitute Special Property).

                "First Priority Secured Obligations" shall mean all obligations (whether or not constituting future advances, obligatory or otherwise) of the Issuers and any and all of the Guarantors from time to time arising under or in respect of this Agreement, the First Priority Indenture, the First Notes and the other Collateral Documents (including, without limitation, the obligations to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in this Agreement, the First Priority Indenture, the First Notes and the other Collateral Documents), in each case whether (i) such obligations are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due whether at stated maturity, by acceleration or otherwise, (ii) arising in the regular course of business or otherwise, (iii) for payment or performance and/or (iv) now existing or hereafter arising (including, without limitation, interest and other obligations arising or accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Pledgor or any other Person, or which would have arisen or accrued but for the commencement of such proceeding, even if such obligation or the claim therefor is not enforceable or allowable in such proceeding).

                "First Priority Secured Parties" shall mean the Collateral Agent, the First Priority Trustee and the Holders of First Notes.

                "General Intangibles" shall mean, collectively, with respect to each Pledgor, all "general intangibles," as such term is defined in the UCC, of such Pledgor and, in any event, shall include, without limitation, (i) all of such Pledgor's rights, title and interest in, to and under all Insurance Policies and Contracts, (ii) all know-how and warranties relating to any of the Pledged Collateral or the Mortgaged Property, (iii) any and all other rights, claims, choses-in-action and causes of action of such Pledgor against any other Person and the benefits of any and all collateral or other security given by any other Person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Pledged Collateral or any of the Mortgaged Property, (v) all lists, books, records, correspondence, ledgers, print-outs, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Pledged Collateral or any of the Mortgaged Property, including, without limitation, all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Pledgor's operations or any of the Pledged Collateral or any of the Mortgaged Property and all media in which or on which any of such information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, of any Governmental Authority (or any Person acting on behalf of a Governmental Authority) now or hereafter acquired or held by such Pledgor pertaining to operations now or hereafter conducted by such Pledgor or any of the Pledged Collateral or any of the Mortgaged Property including, without limitation, building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation and
(vii) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims to the extent the foregoing relate to any Pledged Collateral or Mortgaged Property and claims for tax or other refunds against any Governmental Authority relating to any Pledged Collateral or any of the Mortgaged Property.

                "Goodwill" shall mean, collectively, with respect to each Pledgor, the goodwill connected with such Pledgor's business including, without limitation, (i) all goodwill connected with the use of and symbolized by any of the Intellectual Property Collateral in which such Pledgor has any interest,
(ii) all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any Person, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill and (iii) all product lines of such Pledgor's business.

                "Governmental Authority" shall mean any Federal, state, local, foreign or other governmental, quasi-governmental or administrative (including self-regulatory) body, instrumentality, department, agency, authority, board, bureau, commission, office of any nature whatsoever or other subdivision thereof, or any court, tribunal, administrative hearing body, arbitration panel or other similar dispute-resolving body, whether now or hereafter in existence, or any officer or official thereof, having jurisdiction over any Pledgor or the Pledged Collateral or the Mortgaged Property or any portion thereof.

                "Guarantors" shall have the meaning assigned to such term in the Preamble hereof.

                "Indemnified Liabilities" shall have the meaning assigned to such term in Section 11.4(i) hereof.

                "Indemnitees" shall have the meaning assigned to such term in
Section 11.4(i) hereof.

                "Indentures" shall have the meaning assigned to such term in Recital B hereof.

                "Initial Pledged Interests" shall mean, with respect to each Pledgor, all membership, partnership or other equity interests (other than in a corporation), as applicable, of each issuer described in Schedule 11 annexed to the Perfection Certificate, together with all rights, privileges, authority and powers of such Pledgor in and to each such issuer or under the Operative Agreement of each such issuer, and the certificates, instruments and agreements, if any, representing such membership, partnership or other interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other interests.

                "Initial Pledged Shares" shall mean, collectively, with respect to each Pledgor, the issued and outstanding shares of capital stock of each issuer described in Schedule 11 annexed to the Perfection Certificate together with all rights, privileges, authority and powers of such Pledgor in and to each such issuer or under the Operative Agreement of each such issuer, and the certificates, instruments and agreements, if any, representing such shares of capital stock and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to the Initial Pledged Shares.

                "Instruments" shall mean, collectively, with respect to each Pledgor, all "instruments," as such term is defined in Section 9-102 of the UCC, and in any event shall include, without limitation, all promissory notes, drafts, bills of exchange or acceptances to the extent the same evidence the Pledged Collateral or Mortgaged Property.

                "Insurance Policies" shall mean the insurance policies and coverages required to be maintained by the Pledgors with respect to the Pledged Collateral and the Mortgaged Property pursuant to Section 4.18 of the Indentures and all renewals and extensions thereof.

                "Insurance Requirements" means, collectively, with respect to each Pledgor, all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon such Pledgor and applicable to the Pledged Collateral or the Mortgaged Property or any use or condition thereof.

                "Intellectual Property Collateral" shall mean, collectively, the Patents, Trademarks, Copyrights, Licenses and Goodwill.

                "Intercompany Notes" shall mean, with respect to each Pledgor, all intercompany notes described in Schedule 12 annexed to the Perfection Certificate (and each other intercompany note hereafter acquired by such Pledgor) and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.

                "Issuers" shall have the meaning assigned to such term in the Preamble hereof.

                "Joinder Agreement" shall mean the form of joinder agreement attached hereto as Exhibit 3.

                "Letter-of-Credit Rights" shall have the meaning assigned to such term in the UCC, to the extent such "Letter-of-Credit Rights" evidence amounts payable under or in connection with the Pledged Collateral or Mortgaged Property.

                "Letters of Credit" shall have the meaning assigned to such term in the UCC, to the extent such "Letters of Credit" evidence the Pledged Collateral or Mortgaged Property.

                "Licenses" shall mean, collectively, with respect to each Pledgor, all license and distribution agreements with, and covenants not to sue, any other party with respect to any Patent, Trademark or Copyright, whether such Pledgor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, including, without limitation, the license and distribution agreements listed in Schedules 14(a) and 14(b) annexed to the Perfection Certificate, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights.

                "Management Fees" shall have the meaning assigned to such term in the Trump 29 Management Agreement.

                "Material Intellectual Property" means Intellectual Property Collateral owned by or in which a Pledgor has any interest which is material to its business or the business of any other Pledgor.

                "Mortgaged Property" shall have the meaning assigned to such term in the Mortgages and shall also include any "Vessel" as defined in any Ship Mortgage.

                "Notes" shall have the meaning assigned to such term in Recital B of this Agreement.

                "Operative Agreement" shall mean (i) in the case of any limited liability company or partnership or other non-corporate entity, any membership or partnership agreement or other organizational agreement or document thereof and (ii) in the case of any corporation, any charter or certificate of incorporation and by-laws thereof.

                "Parking Lease" means that certain Parking Lease by and between Buffington Harbor Parking Associates, LLC, as lessor, and Trump Indiana, Inc., as lessee, dated as of June 19, 2000, as amended from time to time.

                "Patents" shall mean, collectively, with respect to each Pledgor, all patents issued or assigned to and all patent applications and registrations made by such Pledgor (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), including, without limitation, those listed in Schedule 14(a) annexed to the Perfection Certificate, together with any and all (i) rights and privileges arising under Applicable Law with respect to such Pledgor's use of any patents, (ii) inventions and improvements described and claimed therein,
(iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and
(vi) rights to sue for past, present or future infringements thereof.

                "Perfection Certificate" shall mean that certain Perfection Certificate dated March 25, 2003 executed and delivered by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties, and each other Perfection Certificate (which shall be in form and substance reasonably acceptable to the Collateral Agent) executed and delivered by the applicable Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties contemporaneously with the execution and delivery of each Joinder Agreement executed in accordance with Section 3.5 hereof, in each case, as the same may be amended, amended and restated, supplemented (including, if requested by the Collateral Agent, to reflect the addition of any new Pledgor that has executed a joinder agreement hereto) or otherwise modified from time to time upon the request of the Collateral Agent.

                "Pledge Amendment" shall have the meaning assigned to such term in Section 5.1 hereof.

                "Pledged Collateral" shall have the meaning assigned to such term in Section 2.1 hereof.

                "Pledged Interests" shall mean, collectively, the Initial Pledged Interests and the Additional Pledged Interests excluding any interest to the extent representing more than 65% of the voting power or control of all classes of interests entitled to vote of any Subsidiary which is a controlled foreign corporation (as defined in Section 957(a) of the Tax Code) and excluding any Subsidiary to the extent that such pledge would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Tax Code, which investment would trigger an increase in the gross income of a United States shareholder of such Pledgor pursuant to Section 951 (or a successor provision) of the Tax Code.

                "Pledged Securities" shall mean, collectively, the Pledged Interests, the Pledged Shares and the Successor Interests.

                "Pledged Shares" shall mean, collectively, the Initial Pledged Shares and the Additional Pledged Shares excluding any shares representing more than 65% of the voting power of all classes of capital stock entitled to vote of any Subsidiary which is a controlled foreign corporation (as defined in Section 957(a) of the Tax Code) and excluding any shares of stock of any Subsidiary to the extent that such pledge would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Tax Code, which investment would trigger an increase in the gross income of a United States shareholder of such Pledgor pursuant to Section 951 (or a successor provision) of the Tax Code.

                "Pledgor" shall have the meaning assigned to such term in the Preamble hereof.

                "Prudent Operator" shall mean the standard of care taken by a prudent operator of property and assets similar in use and configuration to the Pledged Collateral or Mortgaged Property, as the case may be, and located in the locality where the Pledged Collateral or Mortgaged Property, as the case may be, is located.

                "Receivables" shall mean, with respect to each Pledgor, collectively, (i) all Accounts (ii) all receivables arising out of the sale or lease of Inventory or the provision of services in the ordinary course of each Pledgor's business (other than with respect to the Trump 29 Management Agreement and Management Fees payable thereunder), including all casino receivables (markers, instruments, notes and checks) both undeposited and returned, hotel receivables, credit card receivables, interest receivable (including with respect to CRDA or other required regulatory investments) and progressive jackpot receivables (wide area progressives or multiple casinos linked progressives).

                "Requirements of Law" shall mean, collectively, any and all requirements of any Governmental Authority including, without limitation, any and all laws, ordinances, rules, regulations or similar statutes or case law.

                "Second Priority Secured Obligations" shall mean all obligations (whether or not constituting future advances, obligatory or otherwise) of the Issuers and any and all of the Guarantors from time to time arising under or in respect of this Agreement, the Second Priority Indenture, the Second Notes and the other Collateral Documents (including, without limitation, the obligations to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in this Agreement, the Second Priority Indenture, the Second Notes and the other Collateral Documents), in each case whether (i) such obligations are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due whether at stated maturity, by acceleration or otherwise, (ii) arising in the regular course of business or otherwise, (iii) for payment or performance and/or (iv) now existing or hereafter arising (including, without limitation, interest and other obligations arising or accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Pledgor or any other Person, or which would have arisen or accrued but for the commencement of such proceeding, even if such obligation or the claim therefor is not enforceable or allowable in such proceeding).

                "Second Priority Secured Parties" shall mean the Collateral Agent, the Second Priority Trustee and the Holders of Second Notes.

                "Secured Obligations" shall mean the First Priority Secured Obligations and the Second Priority Secured Obligations.

                "Secured Parties" shall have the meaning assigned to such term in Recital C.

                "Securities Act" shall have the meaning assigned to such term in
Section 9.4(ii) hereof.

                "Securities Collateral" shall mean, collectively, the Pledged Securities, the Intercompany Notes and the Distributions.

                "Special Property" shall mean:

                (a) any and all permits, leases or licenses held by any Pledgor that validly prohibits the creation by such Pledgor of a security interest therein, including, without limitation Gaming Licenses;

                (b) any and all permits, leases or licenses held by any Pledgor to the extent that any Requirement of Law applicable thereto prohibits the creation of a security interest therein;

                (c) all right, title and interest of any Pledgor in and to any property that is owned by any Pledgor on the date hereof or hereafter acquired that is subject to a Lien securing FF&E Financing Agreements, a Purchase Money Obligation or a Capitalized Lease Obligation permitted under each Indenture;

                (d) all right, title and interest held by any Pledgor in and to any and all Receivables, Inventory and Commercial Tort Claims;

                (e) all right, title and interest held by any Pledgor in any property, to the extent that such property is subject to a Lien permitted to be incurred pursuant to clause (m), (o) or (t) of the definition of Permitted Liens;

                (f) all right, title and interest held by any Pledgor in and to any and all cash, Cash Equivalents (other than Collateral Account Funds) and securities (other than Pledged Securities) and deposit accounts (other than the Collateral Account);

                (g) all rights, title and interests of Trump Indiana, Inc. to the Parking Lease;

                (h) for so long as the property described in clauses (a) through (f) above is "Special Property," all right, title and interest of any Pledgor in and to any and all General Intangibles, books and records relating to the property described in such clauses and all Proceeds and products of the foregoing, including, without limitation, Proceeds of insurance, condemnation awards, tax refunds and other similar property or claims with respect to such property; and

                (i) all right, title and interest, if any, of any Pledgor to use the names "Trump," "Donald Trump" and "Donald J. Trump" (including variations thereon) and related intellectual property rights.

provided, however, that in each case described in clauses (a) and (b) of this definition, such property shall constitute "Special Property" only to the extent and for so long as such permit, lease or license or Requirement of Law applicable thereto, validly prohibits the creation of a Lien on such property in favor of the Collateral Agent and, upon the termination of such prohibition (howsoever occurring), such property shall cease to constitute "Special Property;" provided, further, that at such time as the property described in clause (c) of this definition is not subject to an FF&E Financing Agreement, Purchase Money Obligation or Capitalized Lease Obligation, such property shall cease to be "Special Property;" provided, further, that at such time as Trump Indiana, Inc. has received a consent to a pledge of any of the property described in clause (g) of this definition, such property shall cease to be "Special Property."

                "Successor Interests" shall mean, collectively, with respect to each Pledgor, all shares of each class of the capital stock of the successor corporation or interests or certificates of the successor limited liability company, partnership or other entity owned by such Pledgor (unless such successor is such Pledgor itself) formed by or resulting from any consolidation or merger in which any Person listed in Schedule 1(a) annexed to the Perfection Certificate is not the surviving entity; provided, however, that the pledge of the Successor Interests affected hereby shall in no event affect the obligations of such Pledgor under any provision prohibiting such action hereunder or under the Indenture.

                "Taking" shall mean any taking of the Pledged Collateral or the Mortgaged Property or any portion thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use of the Pledged Collateral or Mortgaged Property or any portion thereof, by any Governmental Authority, civil or military.

                "Tax Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                "Trademarks" shall mean, collectively, with respect to each Pledgor, all trademarks (including service marks), logos, slogans, certification marks, trade dress, uniform resource locations (URL's), domain names, corporate names and trade names, whether registered or unregistered, owned by or assigned to such Pledgor and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States or any other Country or any political subdivision thereof), including, without limitation, the registrations and applications listed in
Schedule 14(a) annexed to the Perfection Certificate, together with any and all
(i) rights and privileges arising under Applicable Law with respect to such Pledgor's use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

                "Trump 29 Management Agreement" shall mean the Amended and Restated Gaming Facility Management Agreement dated as of March 28, 2002 between The Twenty-Nine Palms Band of Luiseno Mission Indians of California, Twenty-Nine Palms Enterprises Corporation and THCR Management Services, LLC, as in effect on the Issue Date (and any renewals or replacements thereof or amendments thereto).

                "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, however, that if by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent's security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions relating to such provisions.

                SECTION 1.2 Interpretation. The rules of construction set forth in Section 1.04 of each Indenture shall be applicable to this Agreement.

                SECTION 1.3 Resolution of Drafting Ambiguities. Each Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Collateral Agent) shall not be employed in the interpretation hereof.

                                   ARTICLE II

                    GRANT OF SECURITY AND SECURED OBLIGATIONS

                SECTION 2.1 Pledge. (a) As collateral security for the payment and performance in full of all the First Priority Secured Obligations, each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the First Priority Secured Parties, a lien on and first priority security interest in and to all of the right, title and interest of such Pledgor in, to and under the following property, wherever located, whether now existing or hereafter arising or acquired from time to time (collectively, the "Pledged Collateral"):

                   (i)   all Equipment, Goods, and Fixtures;

                  (ii)   all Documents, Instruments and Chattel Paper;

                 (iii)   all Letter-of-Credit Rights;

                  (iv)   all Securities Collateral;

                   (v)   all Intellectual Property Collateral;

                  (vi)   all General Intangibles;

                 (vii)   the Collateral Account and all Collateral Account
        Funds;

                (viii) all Supporting Obligations (but only to the extent relating to items expressly set forth in this sentence);

                  (ix) all books and records relating to the Pledged Collateral; and

                   (x) to the extent not covered by clauses (i) through (ix) of this sentence, all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.

                Notwithstanding anything to the contrary contained in clauses
(i) through (x) above, the security interest created by this Agreement shall not extend to, and the term "Pledged Collateral" shall not include, any Excluded Property and (i) the Pledgors shall from time to time at the request of the Collateral Agent give written notice to the Collateral Agent identifying in reasonable detail the Special Property of the type described in clauses (a) through (c) of such definition (and stating in such notice that such Special Property constitutes "Excluded Property") and shall provide to the Collateral Agent such other information regarding such Special Property as the Collateral Agent may reasonably request and (ii) from and after the Issue Date, no Pledgor shall permit to become effective in any document creating, governing or providing for any permit, lease or license, a provision that would prohibit the creation of a Lien on such permit, lease or license in favor of the Collateral Agent unless such Pledgor believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type.

        (b) As collateral security for the payment in full of all the Second Priority Secured Obligations, each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Second Priority Secured Parties, a lien on and second priority security interest in and to all of the Pledged Collateral.

                SECTION 2.2 Secured Obligations. This Agreement secures, and the Pledged Collateral is collateral security for, the payment and performance in full when due of the Secured Obligations.

                SECTION 2.3 Security Interest. (a) Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) and amendments thereto relating to the Pledged Collateral that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including, without limitation, (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor and (ii) in the case of a financing statement filed as a fixture filing or covering Pledged Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Pledged Collateral relates. Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon request.

                (b) Each Pledgor hereby ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto relating to the Pledged Collateral if filed prior to the date hereof.

                (c) Each Pledgor hereby further authorizes the Collateral Agent to file filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interests granted by such Pledgor hereunder, without the signature of such Pledgor to the extent permitted by Applicable Law, and naming such Pledgor as debtor, and the Collateral Agent as secured party.

                SECTION 2.4 No Release. Nothing set forth in this Agreement shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor's part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any Person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor's part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Indentures, the Notes or the other Collateral Documents, or under or in respect of the Pledged Collateral or made in connection herewith or therewith. The obligations of each Pledgor contained in this Section 2.4 shall survive the termination hereof and the discharge of such Pledgor's other obligations under this Agreement and the Indentures, the Notes and the other Collateral Documents.

                                   ARTICLE III

                  PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;

                            USE OF PLEDGED COLLATERAL

                SECTION 3.1 Delivery of Certificated Securities Collateral. Each Pledgor hereby agrees that all certificates, agreements or instruments representing or evidencing Securities Collateral acquired by such Pledgor after the date hereof, shall immediately upon receipt thereof by such Pledgor be delivered to and held by or on behalf of the Collateral Agent pursuant hereto. All certificated Securities

Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. Subject to the provisions of applicable Gaming Laws and Section 11.17 hereof, the Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, the Collateral Agent shall have the right at any time to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.

                SECTION 3.2 Perfection of Uncertificated Securities Collateral. Each Pledgor hereby agrees that if any issuer of Pledged Securities is organized in a jurisdiction which does not permit the use of certificates to evidence equity ownership, or if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, to the extent permitted by Applicable Law, request that such pledge be recorded on the equityholder register or the books of the issuer, request that the issuer execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 annexed hereto, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent the right to transfer such Pledged Securities under the terms hereof.

                SECTION 3.3 Maintenance of Perfected Security Interest. Each Pledgor agrees that at the sole cost and expense of the Pledgors, (i) such Pledgor will maintain the security interest created by this Agreement in the Pledged Collateral as a perfected security interest having at least the priority required hereunder and shall defend such security interest against the claims and demands of all Persons, and (ii) at any time and from time to time, upon the written request of the Collateral Agent, such Pledgor will promptly and duly execute and deliver, and have recorded, such further instruments and documents (including Control Agreements) and take such further action as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statement under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby.

                SECTION 3.4 Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent's security interest in the Pledged Collateral, each Pledgor agrees, in each case at such Pledgor's own expense, to take the following actions with respect to the following Pledged Collateral:

                (a) Instruments and Tangible Chattel Paper. As of the date hereof, each Pledgor hereby represents and warrants that (i) no amount individually or in the aggregate in excess of $250,000 payable under or in connection with any of the Pledged Collateral is evidenced by any Instrument or Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper listed in Schedule 12 of the Perfection Certificate and (ii) each Instrument and each item of Tangible Chattel Paper has been properly endorsed, assigned and delivered to the Collateral Agent, accompanied by instruments of transfer or assignment duly executed in blank. If any amount individually or in the aggregate in excess of $250,000 payable under or in connection with any of the Pledged Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify; provided, however, that so long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall return such Instrument or Tangible Chattel Paper to such Pledgor from time to time, to the extent necessary for collection in the ordinary course of such Pledgor's business.

                (b) Electronic Chattel Paper and Transferable Records. If any amount individually or in the aggregate in excess of $250,000 payable under or in connection with any of the Pledged Collateral shall be evidenced by any Electronic Chattel Paper or any "transferable record," as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Pledgor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Collateral Agent thereof and shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under UCC
        Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Pledgor that the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent's loss of control, for the Pledgor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or
        Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Pledgor with respect to such Electronic Chattel Paper or transferable record.

                (c) Letter-of-Credit Rights. If any Pledgor is at any time a beneficiary under a Letter of Credit now or hereafter issued in favor of such Pledgor in an amount individually or in the aggregate in excess of $250,000, such Pledgor shall promptly notify the Collateral Agent thereof and such Pledgor shall, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment as collateral to the Collateral Agent of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such Letter of Credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in the Indentures.

                (d) Special Provisions regarding the Collateral Account and all Collateral Account Funds. Each Pledgor hereby represents and warrants that at all times the Collateral Account and all Collateral Account Funds shall be maintained in one or more accounts under which Collateral Agent is the depositary, and Collateral Agent will be deemed to have "control" (as defined in Section 9-104 of the UCC) of such Collateral Account and all Collateral Account Funds through its direct dominion and control. If at any time the Collateral Account or any Collateral Account Funds are not maintained with Collateral Agent, each Pledgor shall enter into an agreement in form and substance acceptable to Collateral Agent (each, a "Control Agreement") sufficient to establish Collateral Agent's control over and perfection of its security interest in any and all such

        Collateral Account Funds. Each Pledgor hereby acknowledges and agrees that notwithstanding any provisions hereof or any other circumstance to the contrary, Collateral Agent shall at all times (A) have "control" (as defined in Section 9-104 of the UCC) of the Collateral Account and all Collateral Account Funds, as may be confirmed in one or more Control Agreements, and (B) be authorized in writing to direct the institution maintaining the Collateral Account or any Collateral Account Funds to comply without further consent of any Pledgor or any person acting or purporting to act for any Pledgor being required, with all instructions originated by Collateral Agent. Collateral Agent hereby agrees that it shall not issue any such instructions to any institution maintaining the Collateral Account or any Collateral Account Funds except in connection with Collateral Agent's exercise of remedies upon the occurrence of an Event of Default.

                SECTION 3.5 Joinder of Additional Guarantors. The Pledgors shall cause each Subsidiary of the Issuers which, from time to time, after the date hereof shall be required to pledge any assets to the Collateral Agent for the benefit of the Secured Parties pursuant to the provisions of the Indentures, to execute and deliver to the Collateral Agent a joinder agreement substantially in the form of Exhibit 3 annexed hereto within a commercially reasonable period of time (not to exceed 30 days) of the date on which it was acquired or created and, upon such execution and delivery, such Subsidiary shall constitute a "Guarantor" and a "Pledgor" for all purposes hereunder. The execution and delivery of such joinder agreement shall not require the consent of any Pledgor hereunder. Additionally, each Pledgor (including any additional Pledgor) hereby agrees to promptly update, or in the case of any new Pledgor, deliver, the Perfection Certificate at any time upon the request of the Collateral Agent. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor and Pledgor as a party to this Agreement.

                SECTION 3.6 Use and Pledge of Pledged Collateral. Unless an Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time execute and deliver, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, any and all instruments, certificates or other documents, in a form reasonably requested by such Pledgor, necessary or appropriate in the reasonable judgment of such Pledgor to enable such Pledgor to continue to exploit, license, use, enjoy and protect the Pledged Collateral in accordance with the terms hereof and of the Indentures. The Pledgors and the Collateral Agent acknowledge that this Agreement is intended to grant to the Collateral Agent for the benefit of the Secured Parties security interests in and Liens upon the Pledged Collateral and shall not constitute or create a present assignment of any of the Pledged Collateral.

                                   ARTICLE IV

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

           EACH PLEDGOR REPRESENTS, WARRANTS AND COVENANTS AS FOLLOWS:

                SECTION 4.1 Perfection. (i) All certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to the Collateral Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank; (ii) each Pledgor represents and warrants that the Collateral Agent has a

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perfected first priority security interest securing the First Priority Secured
Obligations and a perfected second priority security interest securing the Second Priority Secured Obligations, in each case, in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the date hereof; and
(iii) the only filings, registrations and recordings necessary and appropriate to create, preserve, protect, give notice of and perfect the security interest granted by each Pledgor to the Collateral Agent (for the benefit of the Secured Parties) pursuant to this Agreement in respect of the Pledged Collateral are listed in Schedule 7 of the Perfection Certificate. All such filings, registrations and recordings have been delivered to the Collateral Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule 7 of the Perfection Certificate.

                SECTION 4.2 Title, Authority and Validity; Preservation of Corporate Existence. (i) Such Pledgor (A) has good and valid rights in and title to the Pledged Collateral with respect to which it has purported to grant a security interest and Lien hereunder, (B) has full power and authority to grant to the Collateral Agent the security interests in and Liens on such Pledged Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained,
(C) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (D) it is duly qualified to transact business and is in good standing in each state in which such qualification is necessary (except where the failure of all Pledgors to be so qualified would not individually or in the aggregate have a Collateral Material Adverse Effect) and
(E) this Agreement is a legal, valid and binding obligation of such Pledgor, enforceable against such Pledgor in accordance with its terms.

                (ii) Such Pledgor shall (A) preserve and maintain in full force and effect its existence and good standing under the laws of the jurisdiction of its organization, (B) preserve and maintain in full force and effect its qualification to transact business and good standing in the state in which the Pledged Collateral which it owns or in which it has rights is located and (C) preserve and maintain in full force and effect all consents, authorizations and approvals necessary or required of any Governmental Authority or any other Person relating to the execution, delivery and performance hereof.

                SECTION 4.3 Validity of Security Interest. The security interests in and Liens on the Pledged Collateral granted to the Collateral Agent for the benefit of the Secured Parties hereunder constitutes (a) legal and valid security interests in all the Pledged Collateral securing the payment and performance of the Secured Obligations, (b) subject to the filings described in
Schedule 7 of the Perfection Certificate, a perfected security interest in all the Pledged Collateral in which a security interest may be perfected by the filing of (A) a financing statement pursuant to the UCC or (B) the filing of this Agreement with the United States Patent and Trademark Office or the United States Copyright Office and (c) upon delivery of the certificates contemplated in Section 4.1(i) hereof, a perfected security interest in the certificated Securities Collateral. The security interest and Lien granted to the Collateral Agent for the benefit of the First Priority Secured Parties pursuant to this Agreement in and on the Pledged Collateral will as of the date hereof constitute a perfected, continuing first priority security interest therein, superior and prior to the rights of all other Persons therein other than with respect to the holders of Permitted Liens. The security interest and Lien granted to the Collateral Agent for the benefit of the Second Priority Secured Parties pursuant to this Agreement in and on the Pledged Collateral will as of the date hereof constitute a perfected, continuing second priority security interest therein, superior and prior to the rights of all other Persons therein other than with respect to the First Priority Secured Parties and holders of Permitted Liens.

                SECTION 4.4 Other Financing Statements. So long as any of the Secured Obligations remain unpaid, no Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to any Pledged Collateral, except, in the case of financing statements filed or to be filed in respect of and covering the security interests granted by such Pledgor to the holders of the Permitted Liens.

                SECTION 4.5 Chief Executive Office; Change of Name; Jurisdiction of Organization. (a) The exact legal name, type of organization, jurisdiction of organization, Federal Taxpayer Identification Number, organizational identification number and chief executive office of such Pledgor is indicated next to its name in Schedules 1(a) and 2(a) of the Perfection Certificate. Such Pledgor shall not change (i) its corporate name, (ii) its identity or type of organization or corporate structure, (iii) its Federal Taxpayer Identification Number or organizational identification number or (iv) its jurisdiction of organization (in each case, including, without limitation, by merging with or into any other entity, reorganizing, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction) until (A) it shall have given the Collateral Agent not less than 30 days' prior written notice (in the form of an Officers' Certificate) of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Collateral Agent may reasonably request and (B) with respect to such change, such Pledgor shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Pledged Collateral intended to be granted hereunder, including, without limitation, using commercially reasonable efforts to obtain waivers of landlord's or warehousemen's liens with respect to such new location, if applicable. Each Pledgor agrees to promptly provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the preceding sentence.

                (b) The Collateral Agent may rely on opinions of counsel as to whether any or all UCC financing statements of the Pledgors need to be amended as a result of any of the changes described in Section 4.5(a). If any Pledgor fails to provide information to the Collateral Agent about such changes on a timely basis, the Collateral Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Pledgor's property constituting Pledged Collateral, for which the Collateral Agent needed to have information relating to such changes. The Collateral Agent shall have no duty to inquire about such changes if any Pledgor does not inform the Collateral Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Collateral Agent to search for information on such changes if such information is not provided by any Pledgor.

                SECTION 4.6 Location of Equipment. All Equipment of such Pledgor is located at the chief executive office or such other location listed in Schedules 2(a), 2(b), 2(c), 2(d) or 2(e) of the Perfection Certificate.

                SECTION 4.7 Condition and Maintenance of Equipment. The Equipment of such Pledgor is in good repair, working order and condition, reasonable wear and tear excepted. Each Pledgor shall cause the Equipment to be maintained and preserved in good repair, working order and condition, reasonable wear and tear excepted, and shall as quickly as commercially practicable make or cause to be made all repairs, replacements and other improvements which are necessary or appropriate in the conduct of such Pledgor's business, except where the failure to make such repairs, replacements or improvements would not have a Collateral Material Adverse Effect.

                SECTION 4.8 Corporate Names; Prior Transactions. Such Pledgor has not, during the past five years, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in Schedules 1(b), 1(c) and 4 of the Perfection Certificate.

                SECTION 4.9 Due Authorization and Issuance. All of the Initial Pledged Shares have been, and to the extent any Pledged Shares are hereafter issued, such shares will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable. All of the Initial Pledged Interests have been fully paid for, and there is no amount or other obligation owing by any Pledgor to any issuer of the Initial Pledged Interests in exchange for or in connection with the issuance of the Initial Pledged Interests or as a result solely of any Pledgor's status as a partner or a member of any issuer of the Initial Pledged Interests.

                SECTION 4.10 No Violations, etc. The pledge of the Pledged Securities pursuant to this Agreement does not violate Regulation T, U or X of the Federal Reserve Board.

                SECTION 4.11 No Options, Warrants, etc. There are no options, warrants, calls, rights, commitments or agreements of any character to which such Pledgor is a party or by which it is bound obligating such Pledgor to issue, deliver or sell or cause to be issued, delivered or sold additional Pledged Securities or obligating such Pledgor to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no voting trusts or other agreements or understandings to which such Pledgor is a party with respect to the transfer, voting or exercise of any other right of the equity interests of any issuer of the Pledged Securities (other than with respect to the equity interests in Buffington Harbor Riverboats, L.L.C. and Buffington Harbor Parking Associates, LLC).

                SECTION 4.12 No Claims. The use by such Pledgor of the Pledged Collateral and all such rights with respect to the foregoing do not infringe on the rights of any Person other than such infringement which would not, individually or in the aggregate, result in a Collateral Material Adverse Effect. No claim has been made and remains outstanding that such Pledgor's use of any Pledged Collateral does or may violate the rights of any third Person that would individually, or in the aggregate, have a Collateral Material Adverse Effect.

                SECTION 4.13 No Conflicts, Consents, etc. Neither the execution and delivery hereof by each Pledgor nor the consummation of the transactions herein contemplated nor the fulfillment of the terms hereof (i) violates any Operative Agreement of such Pledgor or any issuer of Pledged Securities, (ii) violates the terms of any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which such Pledgor is a party, or by which it is bound or to which any of its properties or assets are subject, which violation would, individually or in the aggregate, have a Collateral Material Adverse Effect, (iii) conflicts with any Requirement of Law applicable to any such Pledgor or its property, which conflict would, individually or in the aggregate, have a Collateral Material Adverse Effect, or (iv) results in or requires the creation or imposition of any Lien (other than the Lien contemplated hereby or by the Indentures or any of the other Collateral Documents) upon or with respect to any of the property now owned or hereafter acquired by such Pledgor. No consent of any party (including, without limitation, equityholders or creditors of such Pledgor) and no consent, authorization, approval, license or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person (other than as may be required by applicable Gaming Laws) is required (A) for the granting of Liens to the Collateral Agent by such Pledgor on the Pledged Collateral pursuant to this Agreement which have not been obtained or for the execution, delivery or performance hereof by such Pledgor, (B) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or
(C) for the exercise by the Collateral Agent of the remedies in respect of the Pledged Collateral pursuant to this Agreement. Subject to the provisions of
Section 11.17 hereof, in the event that the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Collateral Agent, such Pledgor agrees to use its best efforts to assist and aid the Collateral Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

                SECTION 4.14 Pledged Collateral. All information set forth herein, including the schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects. The Pledged Collateral described on the schedules annexed hereto constitutes all of the property of such type of Pledged Collateral owned or held by the Pledgors.

                SECTION 4.15 Insurance. (a) The Pledgors, at their own expense, shall maintain or cause to be maintained the insurance policies and coverages required under Section 4.18 of each Indenture with respect to the Pledged Collateral.

                (b) If there shall occur any Destruction, individually or in the aggregate, in excess of $250,000, the applicable Pledgor shall promptly send to the Collateral Agent a written notice setting forth the nature and extent of such Destruction. If there shall occur any Taking, the applicable Pledgor shall immediately notify the Collateral Agent upon receiving notice of such Taking or commencement of proceedings therefor. The Net Loss Proceeds are hereby assigned and shall be paid to the Collateral Agent. Each Pledgor shall take all steps necessary to notify the condemning authority of such assignment. All Net Loss Proceeds shall be applied in accordance with the provisions of Section 4.16 of the Indenture.

                (c) In the event that the Proceeds of any insurance claim are paid after the Collateral Agent has exercised its right to foreclose after an Event of Default such Proceeds shall be paid to the Collateral Agent to satisfy any deficiency remaining after such foreclosure. The Collateral Agent shall retain its interest in the Insurance Policies required to be maintained pursuant to this Agreement during any redemption period.

                SECTION 4.16 Benefit to Guarantors. Each Guarantor will receive substantial benefit as a result of the execution, delivery and performance of the Indentures and other documents evidencing the Secured Obligations.

                SECTION 4.17 Further Assurances of Trump Indiana, Inc. Trump Indiana, Inc. hereby agrees to use commercially reasonable efforts to obtain consents to permit a leasehold mortgage on and security interest in the Parking Lease to be granted to the Collateral Agent to secure the Secured Obligations and agrees that upon receiving such consent it shall comply with Section 10.01 of the Indentures with respect to such lease to the same extent that it would be required to comply with such Section if it was a newly acquired Subsidiary of the Company. Trump Indiana, Inc. and Trump Indiana Realty, LLC hereby agree to provide to the Collateral Agent as soon as reasonably practicable following the Issue Date Environmental Disclosure Documents for Transfer of Real Property with respect to the Mortgaged Property described in the Mortgages granted by Trump Indiana, Inc. and Trump Realty, LLC, to record the Disclosure Documents in the office of the county recorder of Lake County, Indiana and to file a copy of the Disclosure Documents with the Indiana Department of Environmental Management. The Collateral Agent hereby waives any requirement that the Disclosure Documents be recorded or filed prior to the Issue Date.

                                    ARTICLE V

               CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

                SECTION 5.1 Pledge of Additional Securities Collateral. Each Pledgor shall, upon obtaining any Pledged Securities or Intercompany Notes of any Person constituting Pledged Collateral, accept the same in trust for the benefit of the Collateral Agent and promptly deliver to the Collateral Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of
Exhibit 2 annexed hereto (each, a "Pledge Amendment"), and the certificates and other documents required under Section 3.1 and Section 3.2 in respect of the additional Pledged Securities or Intercompany Notes which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities or Intercompany Notes. Each Pledgor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Interests or Intercompany Notes listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Pledged Collateral.

                SECTION 5.2 Voting Rights; Distributions; etc. (i) So long as no Event of Default shall have occurred and be continuing:

                (A) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Indenture or any other document evidencing the Secured Obligations; provided, however, that no Pledgor shall in any event exercise such rights in any manner which may have a Collateral Material Adverse Effect.

                (B) Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Indentures; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be forthwith delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be promptly delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

                (C) The Collateral Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to
        Section 5.2(i)(A) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.2(i)(B) hereof.

                (ii) Upon the occurrence and during the continuance of any Event of Default:

                (A) All rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(i)(A) hereof without any action, (other than any applicable approval required pursuant to applicable Gaming Law), or the giving of any notice shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

                (B) All rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to
        Section 5.2(i)(B) hereof shall cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.

                (iii) Subject to applicable Gaming Laws, each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(ii)(A) hereof and to receive all Distributions which it may be entitled to receive under Section 5.2(ii)(B) hereof.

                (iv) All Distributions which are received by any Pledgor contrary to the provisions of Section 5.2(ii)(B) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor and shall immediately be paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

                SECTION 5.3 Operative Agreements. Each Pledgor has delivered to the Collateral Agent true, correct and complete copies of the Operative Agreements. The Operative Agreements are in full force and effect, have not as of the date hereof been amended or modified except as disclosed to the Collateral Agent, and there is no existing default by any party thereunder or any event which, with the giving of notice of passage of time or both, would constitute a default by any party thereunder. Each Pledgor shall deliver to the Collateral Agent a copy of any notice of default given or received by it under any Operative Agreement within ten days after such Pledgor gives or receives such notice. No Pledgor will terminate or agree to terminate any Operative Agreement or make any amendment or modification to any Operative Agreement which may have a Collateral Material Adverse Effect including electing to treat any Pledged Interests of such Pledgor as a security under 8-103 of the UCC.

                SECTION 5.4 Defaults, etc. Such Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Pledgor is a party relating to the Pledged Securities pledged by it, and such Pledgor is not in violation of any other provisions of any such agreement to which such Pledgor is a party. No Securities Collateral pledged by such Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any Person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Operative Agreements and certificates, if any, delivered to the Collateral Agent) which evidence any Pledged Securities of such Pledgor.

                SECTION 5.5 Certain Agreements of Pledgors As Issuers and Holders of Equity Interests. (i) In the case of each Pledgor which is an issuer of Securities Collateral, such Pledgor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

                (ii) In the case of each Pledgor which is a partner in a partnership or a member in a limited liability company, such Pledgor hereby consents to the extent required by the applicable Operative Agreement to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Interests in such partnership or limited liability company and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Interests to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted partner or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner or a limited partner or member, as the case may be.

                                   ARTICLE VI

                   CERTAIN PROVISIONS CONCERNING INTELLECTUAL
                               PROPERTY COLLATERAL

                SECTION 6.1 Grant of License. For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article VIII hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Pledgor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Pledgor) to use, assign, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Pledgor, wherever the same may be located, including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

                SECTION 6.2 Registrations. Except pursuant to licenses and other user agreements entered into by any Pledgor in the ordinary course of business that are listed in Schedules 14(a) and 14(b) of the Perfection Certificate, on and as of the date hereof (i) each Pledgor owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark listed in Schedules 14(a) and 14(b) of the Perfection Certificate, and (ii) all registrations listed in Schedules 14(a) and 14(b) of the Perfection Certificate are valid and in full force and effect.

                SECTION 6.3 No Violations or Proceedings. To each Pledgor's knowledge, on and as of the date hereof, (i) except as set forth in Schedule 6.3 annexed hereto, there is no material violation by others of any right of such Pledgor with respect to any Copyright, Patent or Trademark listed in Schedules 14(a) and 14(b) of the Perfection Certificate, respectively, pledged by it under the name of such Pledgor, (ii) such Pledgor is not infringing upon any Copyright, Patent or Trademark of any other Person other than such infringement that, individually or in the aggregate, would not (or would not reasonably be expected to) result in a material adverse effect on the value or utility of the Intellectual Property Collateral or any portion thereof material to the use and operation of the Pledged Collateral or Mortgaged Property taken as a whole and
(iii) no proceedings have been instituted or are pending against such Pledgor or, to such Pledgor's knowledge, threatened, and no claim against such Pledgor has been received by such Pledgor, alleging any such violation, except as may be set forth in Schedule 6.3.

                SECTION 6.4 Protection of Collateral Agent's Security. On a continuing basis, each Pledgor shall, at its sole cost and expense, (i) promptly following its becoming aware thereof, notify the Collateral Agent of (A) any materially adverse determination in any proceeding in the United States Patent and Trademark Office or the United States Copyright Office with respect to any material Patent, Trademark or Copyright or (B) the institution of any proceeding or any adverse determination in any Federal, state or local court or administrative body regarding such Pledgor's claim of ownership in or right to use any of the Intellectual Property Collateral material to the use and operation of the Pledged Collateral or Mortgaged Property taken as a whole, its right to register such Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect, (ii) maintain and protect the Intellectual Property Collateral material to the use and operation of the Pledged Collateral or Mortgaged Property (taken as a whole) as presently used and operated and as contemplated by the Indenture, (iii) not permit to lapse or become abandoned any Intellectual Property Collateral material to the use and operation of the Pledged Collateral or Mortgaged Property (taken as a whole) as presently used and operated and as contemplated by the Indenture, and not settle or compromise any pending or future litigation or administrative proceeding with respect to such Intellectual Property Collateral, in each case except as shall be consistent with commercially reasonable business judgment, (iv) upon such Pledgor obtaining knowledge thereof, promptly notify the Collateral Agent in writing of any event which may be reasonably expected to materially and adversely affect the value or utility of the Intellectual Property Collateral or any portion thereof material to the use and operation of the Pledged Collateral or Mortgaged Property (taken as a whole), the ability of such Pledgor or the Collateral Agent to dispose of the Intellectual Property Collateral or any portion thereof or the rights and remedies of the Collateral Agent in relation thereto including, without limitation, a levy or threat of levy or any legal process against the Intellectual Property Collateral or any portion thereof, (v) not license the Intellectual Property Collateral other than licenses entered into by such Pledgor in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of the Intellectual Property Collateral or the Lien on and security interest in the Intellectual Property Collateral intended to be granted to the Collateral Agent for the benefit of the Secured Parties, without the consent of the Collateral Agent and (vi) until the Collateral Agent exercises its rights to make collection, diligently keep adequate records respecting the Intellectual Property Collateral.

                SECTION 6.5 After-Acquired Property. If any Pledgor shall, at any time before the Secured Obligations have been paid in full (other than contingent indemnification obligations which, pursuant to the provisions of the Indenture or the Collateral Documents, survive the termination thereof),

(i) obtain any rights to any additional Intellectual Property Collateral or (ii) become entitled to the benefit of any additional Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, the provisions hereof shall automatically apply thereto and any such item enumerated in clause
(i) or (ii) of this Section 6.5 with respect to such Pledgor shall automatically constitute Intellectual Property Collateral if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. Each Pledgor shall promptly (i) provide to the Collateral Agent written notice of any of the foregoing and (ii) confirm the attachment of the Liens and security interests created by this Agreement to any rights described in clauses (i) and (ii) of the immediately preceding sentence of this
Section 6.5 by execution of an instrument in form reasonably acceptable to the Collateral Agent.

                SECTION 6.6 Modifications. Each Pledgor authorizes the Collateral Agent to modify this Agreement by amending Schedules 14(a) and 14(b) of the Perfection Certificate to include any Intellectual Property Collateral acquired or arising after the date hereof of such Pledgor including, without limitation, any of the items listed in Section 6.5 hereof.

                SECTION 6.7 Litigation. Unless there shall occur and be continuing any Event of Default, each Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Pledgor, the Collateral Agent or the Secured Parties to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, each Pledgor shall, at the reasonable request of the Collateral Agent, do any and all lawful acts and execute any and all documents requested by the Collateral Agent in aid of such enforcement and the Pledgors shall promptly reimburse and indemnify the Collateral Agent, as the case may be, for all costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section 6.7 in accordance with Section 11.3 hereof. In the event that the Collateral Agent shall elect not to bring suit to enforce the Intellectual Property Collateral, each Pledgor agrees, at the reasonable request of the Collateral Agent, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by others and for that purpose agrees to diligently maintain any suit, proceeding or other action against any Person so infringing necessary to prevent such infringement.

                                   ARTICLE VII

                              INTENTIONALLY OMITTED

                                  ARTICLE VIII

                            TRANSFERS AND OTHER LIENS

                SECTION 8.1 Transfers of and other Liens on Pledged Collateral. No Pledgor shall (i) sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral pledged by it hereunder except as permitted by the Indentures or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral pledged by it hereunder other than Permitted Liens.

                                   ARTICLE IX

                                    REMEDIES

                SECTION 9.1 Remedies. (a) Subject to applicable Gaming Laws and the provisions of Section 11.17 hereof, upon the occurrence and during the continuance of any Event of Default the Collateral Agent may from time to time exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it:

                (i) Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor's premises where any of the Pledged Collateral is located, remove such Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;

                (ii) Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral including, without limitation, instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and shall promptly (but in no event later than one Business Day after receipt thereof) deposit such amounts into the Collateral Account;

                (iii) Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the Proceeds of any such sale, assignment, license or liquidation;

                (iv) Take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Collateral Agent at any place or places so designated by the Collateral Agent, in which event such Pledgor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Collateral Agent and there delivered to the Collateral Agent, (B) store and keep any Pledged Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent and (C) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor's obligation to deliver the Pledged Collateral as contemplated in this Section 9.1(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

                (v) Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Pledged Collateral for application to the Secured Obligations as provided in Article X hereof;

                (vi) Retain and apply the Distributions to the Secured Obligations as provided in Article X hereof;

                (vii) Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including, without limitation, perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral; and

                (viii) Exercise all the rights and remedies of a secured party on default under the UCC, and the Collateral Agent may also in its sole discretion, without notice except as specified in Section 9.2 hereof, sell, assign or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. The Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Pledged Collateral payable by such Person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral

        Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

                SECTION 9.2 Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of Pledged Collateral shall be required by law, 10 days' prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

                SECTION 9.3 Waiver of Notice and Claims. Each Pledgor hereby waives, to the fullest extent permitted by Applicable Law, notice or judicial hearing in connection with the Collateral Agent's taking possession or the Collateral Agent's disposition of any of the Pledged Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by Applicable Law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any Applicable Law. The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article IX in the absence of gross negligence or willful misconduct. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all Persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

                SECTION 9.4 Certain Sales of Pledged Collateral. (i) Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by Applicable Law, the Collateral Agent shall have no obligation to engage in public sales.

                (ii) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral, to limit purchasers to Persons who will agree, among other things, to acquire such Securities Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each

Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

                (iii) Notwithstanding the foregoing, each Pledgor shall, upon the occurrence and during the continuance of any Event of Default, at the reasonable request of the Collateral Agent, for the benefit of the Collateral Agent, cause any registration, qualification under or compliance with any Federal or state securities law or laws to be effected with respect to all or any part of the Securities Collateral as soon as practicable and at the sole cost and expense of the Pledgors. Each Pledgor will use its commercially reasonable efforts to cause such registration to be effected (and be kept effective) and will use its commercially reasonable efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Securities Collateral including, without limitation, registration under the Securities Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with all other requirements of any Governmental Authority. Each Pledgor shall use its commercially reasonable efforts to cause the Collateral Agent to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, shall furnish to the Collateral Agent such number of prospectuses, offering circulars or other documents incident thereto as the Collateral Agent from time to time may request, and shall indemnify and shall cause the issuer of the Securities Collateral to indemnify the Collateral Agent and all others participating in the distribution of such Securities Collateral against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading.

                (iv) If the Collateral Agent determines to exercise its right to sell any or all of the Securities Collateral, upon written request, the applicable Pledgor shall from time to time furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number of securities included in the Securities Collateral which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

                SECTION 9.5 No Waiver; Cumulative Remedies. (i) No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

                (ii) In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, the Pledgors, the Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies and powers of the Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.

                SECTION 9.6 Certain Additional Actions Regarding Intellectual Property. If any Event of Default shall have occurred and be continuing, upon the written demand of Collateral Agent, each Pledgor shall execute and deliver to Collateral Agent an assignment or assignments of the registered Patents, Trademarks and/or Copyrights and such other documents as are necessary or appropriate to carry out the intent and purposes hereof. Within five Business Days of written notice thereafter from Collateral Agent, each Pledgor shall make available to Collateral Agent, to the extent within such Pledgor's power and authority, such personnel in such Pledgor's employ on the date of the Event of Default as Collateral Agent may reasonably designate to permit such Pledgor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Pledgor under the registered Patents, Trademarks and/or Copyrights, and such persons shall be available to perform their prior functions on Collateral Agent's behalf.

                                    ARTICLE X

                             APPLICATION OF PROCEEDS

                The Proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Collateral Agent of its remedies as a secured creditor as provided in Article IX hereof shall be applied, together with any other sums then held by the Collateral Agent in the manner set forth in the Priority Intercreditor Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS

                SECTION 11.1 Concerning Collateral Agent. (i) The Collateral Agent has been appointed as such pursuant to the Priority Intercreditor Agreement. The actions of the Collateral Agent hereunder are subject to the provisions of the Priority Intercreditor Agreement. The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Pledged Collateral), in accordance with this Agreement and the Priority Intercreditor Agreement. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Priority Intercreditor Agreement. Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent's resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent.

                (ii) The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters, or
(ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

                (iii) The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

                SECTION 11.2 Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. If any Pledgor shall fail to perform any covenants contained in this Agreement (including, without limitation, such Pledgor's covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay Charges, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of such Pledgor under any Pledged Collateral) or if any warranty on the part of any Pledgor contained herein shall be breached, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that Collateral Agent shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance in accordance with the provision of
Section 4.16 hereof. Any and all amounts so expended by the Collateral Agent shall be paid by the Pledgors in accordance with the provisions of Section 11.3 hereof. Neither the provisions of this Section 11.2 nor any action taken by Collateral Agent pursuant to the provisions of this Section 11.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of warranty from constituting an Event of Default. Each Pledgor hereby appoints the Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in the

Collateral Agent's discretion to take any action and to execute any instrument consistent with the terms of the Indenture and the other Collateral Documents which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

                SECTION 11.3 Expenses. Each Pledgor will upon demand pay to the Collateral Agent the amount of any and all reasonable costs and expenses, including the reasonable fees and expenses of its counsel and the reasonable fees and expenses of any experts and agents which the Collateral Agent may incur in connection with (i) any action, suit or other proceeding affecting the Pledged Collateral or any part thereof commenced, in which action, suit or proceeding the Collateral Agent is made a party or participates or in which the right to use the Pledged Collateral or any part thereof is threatened, or in which it becomes necessary in the judgment of the Collateral Agent to defend or uphold the Lien hereof (including, without limitation, any action, suit or proceeding to establish or uphold the compliance of the Pledged Collateral with any requirements of any Governmental Authority or law), (ii) the collection of the Secured Obligations, (iii) the enforcement and administration hereof, (iv) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (v) the exercise or enforcement of any of the rights of the Collateral Agent or any Secured Party hereunder or
(vi) the failure by any Pledgor to perform or observe any of the provisions hereof. All amounts expended by the Collateral Agent and payable by any Pledgor under this Section 11.3 shall be due upon demand therefor (together with interest thereon accruing at the highest rate then in effect under the Indenture during the period from and including the date on which such funds were so expended to the date of repayment) and shall be part of the Secured Obligations. Each Pledgor's obligations under this Section 11.3 shall survive the termination hereof and the discharge of such Pledgor's other obligations under this Agreement, the Indenture and the other Collateral Documents.

                SECTION 11.4 Indemnity.

                (i) Indemnity. Each Pledgor agrees to indemnify, pay and hold harmless the Collateral Agent and the Trustees (collectively, the "Indemnitees") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs (including, without limitation, settlement costs), expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees) which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement, any other Collateral Document or any other document evidencing the Secured Obligations (including, without limitation, any misrepresentation by any Pledgor in this Agreement, any other Collateral Document or any other document evidencing the Secured Obligations) (the "Indemnified Liabilities"); provided, however, that no Pledgor shall have any obligation to an Indemnitee hereunder with respect to Indemnified Liabilities to the extent it has been determined by a final decision (after all appeals and the expiration of time to appeal) of a court of competent jurisdiction that such Indemnified Liabilities arose from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Pledgor shall contribute the maximum portion which it is permitted to pay and satisfy under Applicable Law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

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

                (ii) Survival. The obligations of the Pledgors contained in this Section 10.4 shall survive the termination hereof and the discharge of the Pledgors' other obligations under this Agreement, the Indenture and under the other Collateral Documents.

                (iii) Reimbursement. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Pledged Collateral.

                SECTION 11.5 Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective successors, transferees and assigns. No other Persons (including, without limitation, any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), subject to the provisions of any applicable Gaming Laws and the prior approval of any applicable Gaming Authority, any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Indenture.

                SECTION 11.6 Termination; Release. The Pledged Collateral shall be released from the Lien of this Agreement in accordance with the provisions of the Priority Intercreditor Agreement. Upon termination hereof or any release of Pledged Collateral in accordance with the provisions of the Priority Intercreditor Agreement, the Collateral Agent shall, upon the request and at the sole cost and expense of the Pledgors, assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Collateral Agent, such of the Pledged Collateral to be released (in the case of a release) as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Pledged Collateral, as the case may be.

                SECTION 11.7 Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Indenture and unless in writing and signed by the Collateral Agent. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

                SECTION 11.8 Notices. Unless otherwise provided herein or in the Indenture, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Indenture, as to any Pledgor, addressed to it at the address of the Issuers set forth in the Indenture and as to the Collateral Agent, addressed to it at the address set forth in the Indenture, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11.8.

                SECTION 11.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                SECTION 11.10 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PLEDGOR WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS OF ANY THEREOF, AND BY EXECUTION AND DELIVERY HEREOF, EACH PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH PLEDGOR AGREES THAT SERVICE OF PROCESS IN ANY PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF
MAIL), POSTAGE PREPAID, TO THE ISSUER AT ITS ADDRESS SET FORTH IN THE INDENTURE OR AT SUCH OTHER ADDRESS OF WHICH THE TRUSTEE SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. IF ANY AGENT APPOINTED BY ANY PLEDGOR REFUSES TO ACCEPT SERVICE, SUCH PLEDGOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE TRUSTEE TO BRING PROCEEDINGS AGAINST ANY PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION. THE PLEDGORS HEREBY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                SECTION 11.11 Severability of Provisions. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                SECTION 11.12 Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

                SECTION 11.13 Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

                SECTION 11.14 No Credit for Payment of Taxes or Imposition. Such Pledgor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Indentures or the Notes, and such Pledgor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Pledged Collateral or any part thereof.

                SECTION 11.15 No Claims Against Collateral Agent. Nothing contained in this Agreement shall constitute any consent or request by the Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Pledged Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

                SECTION 11.16 Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

                (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Pledgor;

                (ii) any lack of validity or enforceability of the Indentures, the Notes or any other Collateral Document, or any other agreement or instrument relating thereto;

                (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indentures, the Notes or any other Collateral Document, or any other agreement or instrument relating thereto;

                (iv) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

                (v) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Indentures, the Notes or any other Collateral Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 11.7 hereof; or

                (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

                SECTION 11.17 Gaming Laws. (i) Nothing in this Agreement, the Indentures or the other Collateral Documents shall require the Collateral Agent to take any action contrary to any Gaming Laws or the rules, regulations or determinations promulgated by any Gaming Authority.

                (ii) Each provision of this Agreement is subject to and shall be enforced in compliance with the provisions of the New Jersey Casino Control Act.

                (iii) The Collateral Agent acknowledges, understands and agrees that the Indiana Riverboat Gambling Act rules and regulations of the Indiana Gaming Commission may impose certain licensing or transaction approval requirements prior to the exercise of the rights and remedies granted to it under this Agreement, the Indentures or the other Collateral Documents with respect to the Pledged Collateral. In particular, the Collateral Agent acknowledges, understands and agrees that it may not take a direct possessory interest in any gaming equipment, but may exercise rights only through an agent appropriately licensed or approved by the Gaming Authorities.

                (iv) Notwithstanding any other provision of the Indentures, the Priority Intercreditor Agreement or any other Collateral Documents to the contrary, nothing in this Agreement, the Indentures, the Priority Intercreditor Agreement or any other Collateral Document shall (i) effect any transfer of any ownership interest (within the meaning of 68 Indiana Administrative Code 5) in any Pledgor or (ii) effect any transfer, sale, purchase, lease or hypothecation of, or any borrowing or loaning of money against, or any establishment of any voting trust agreement or other similar agreement with respect to (all within the meaning of Indiana Code 4-33-4-21), any certificate of suitability or any Riverboat Gaming License heretofore or hereafter issued to any Person, including Trump Indiana, Inc., under any of the Gaming Laws.

                (v) The Collateral Agent acknowledges, understands and agrees that the Indiana Gaming Commission reserves the right to disapprove and subsequently cancel any contract that it determines does not comply with the Indiana Riverboat Gambling Act, Title 68IAC and the regulations promulgated thereunder.

                (vi) Notwithstanding anything expressed or implied herein to the contrary, nothing in this Agreement, the Indentures, the Priority Intercreditor Agreement or the other Collateral Documents is intended to grant to the Collateral Agent any authority to manage a casino or casino operation.

                (vii) The Collateral Agent acknowledges the terms and conditions of that certain Subordination Agreement dated as of October 12, 2001 by THCR Management Holdings, LLC in favor of the lenders under that certain Loan Agreement dated as of October 17, 2001 by and among Twenty-Nine Palms Enterprises Corporation, the Twenty-Nine Palms Band of Luiseno Mission Indians of California and First National Bank, as administrative agent, and agrees to be bound by the provisions of such Subordination Agreement, including the provisions of paragraph 14 thereof.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                IN WITNESS WHEREOF, the Pledgors and the Collateral Agent have caused this Agreement to be duly executed and delivered as of the date first above written.

                                      TRUMP CASINO FUNDING, INC.,
                                      as Issuer and a Pledgor

                                      By: /s/ John P. Burke
                                         ---------------------------------------
                                           Name:  John P. Burke
                                           Title: CFO, Executive Vice President,
                                                  Corporate Treasurer and
                                                  Secretary

                                      TRUMP CASINO HOLDINGS, LLC,
                                      as Issuer and a Pledgor

                                      By: /s/ John P. Burke
                                         ---------------------------------------
                                           Name:  John P. Burke
                                           Title: CFO, Executive Vice President,
                                                  Corporate Treasurer and
                                                  Secretary

                                      TRUMP INDIANA, INC.,
                                      as a Guarantor and a Pledgor

                                      By: /s/ John P. Burke
                                         ---------------------------------------
                                           Name:  John P. Burke
                                           Title: Executive Vice President and
                                                  Treasurer

                                      TRUMP INDIANA REALTY, LLC,
                                      as a Guarantor and a Pledgor

                                      By:  Trump Casino Holdings, LLC, its
                                            member

                                      By: /s/ John P. Burke
                                         ---------------------------------------
                                           Name:  John P. Burke
                                           Title: CFO, Executive Vice President,
                                                  Corporate Treasurer and
                                                  Secretary

                                      TRUMP MARINA, INC.,
                                      as a Guarantor and a Pledgor

                                      By: /s/ John P. Burke
                                         ---------------------------------------
                                           Name:  John P. Burke
                                           Title: Vice President and Treasurer

                                      TRUMP MARINA ASSOCIATES, L.P.,
                                      as a Guarantor and a Pledgor

                                      By:  Trump Marina, Inc., its general
                                            partner

                                      By: /s/ John P. Burke
                                         ---------------------------------------
                                           Name:  John P. Burke
                                           Title: Vice President and Treasurer

                                      THCR MANAGEMENT SERVICES, LLC,
                                      as a Guarantor and a Pledgor

                                      By:  THCR Management Holdings, LLC, its
                                            member

                                      By:  Trump Casino Holdings, LLC, its
                                            member

                                      By: /s/ John P. Burke
                                         ---------------------------------------
                                           Name:  John P. Burke
                                           Title: CFO, Executive Vice President,
                                                  Corporate Treasurer and
                                                  Secretary

                                      THCR MANAGEMENT HOLDINGS, LLC,
                                      as a Guarantor and a Pledgor

                                      By:  Trump Casino Holdings, LLC, its
                                            member

                                      By: /s/ John P. Burke
                                         ---------------------------------------
                                           Name:  John P. Burke
                                           Title: CFO, Executive Vice President,
                                                  Corporate Treasurer and
                                                  Secretary

                                        U.S. BANK NATIONAL ASSOCIATION,
                                        as Collateral Agent

                                        By: /s/ Richard H. Prokosch
                                            ------------------------------------
                                             Name:  Richard H. Prokosch
                                             Title: Vice President

                                    EXHIBIT 1

                              ISSUER ACKNOWLEDGMENT

                The undersigned hereby (i) acknowledges receipt of a copy of that certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement;" capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of March 25, 2003, among Trump Casino Holdings, LLC and Trump Casino Funding, Inc. (the "Issuers"), the Guarantors from time to time party thereto, and U.S. Bank National Association, as Collateral Agent (in such capacity and together with any successors in such capacity, the "Collateral Agent"), (ii) agrees promptly to note on its books the security interests granted to the Collateral Agent and confirmed under the Security Agreement, (iii) agrees that it will comply with instructions of the Collateral Agent with respect to the applicable Securities Collateral without further consent by the applicable Pledgor, (iv) agrees to notify the Collateral Agent upon obtaining knowledge of any interest in favor of any Person in the applicable Securities Collateral that is adverse to the interest of the Collateral Agent therein and (v) waives any right or requirement at any time hereafter to receive a copy of the Security Agreement in connection with the registration of any Securities Collateral thereunder in the name of the Collateral Agent or its nominee or the exercise of Voting rights by the Collateral Agent or its nominee.

                                        [             ]

                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                    EXHIBIT 2

                          SECURITY AGREEMENT AMENDMENT

                This Security Pledge Amendment, dated as of [ ], 20[ ], is delivered pursuant to Section 6.1 of that certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement;" capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of March 25, 2003, among Trump Casino Holdings, LLC and Trump Casino Funding, Inc. (the "Issuers"), the undersigned, the other Guarantors from time to time party thereto and U.S. Bank National Association, as Collateral Agent (in such capacity and together with any successors in such capacity, the "Collateral Agent"). The undersigned hereby agrees that this Pledge Amendment may be attached to the Security Agreement and that the Pledged Securities and/or Intercompany Notes listed on this Pledge Amendment shall be deemed to be and shall become part of the Pledged Collateral and shall secure all Secured Obligations.

                               PLEDGED SECURITIES

                CLASS                                  NUMBER OF          PERCENTAGE OF
              OF STOCK                                  SHARES          ALL ISSUED CAPITAL
                 OR          PAR      CERTIFICATE         OR         OR OTHER EQUITY INTERESTS
  ISSUER      INTERESTS     VALUE        NO(S).        INTERESTS            OF ISSUER
----------   -----------   -------   -------------   ------------   --------------------------

                               INTERCOMPANY NOTES

              PRINCIPAL      DATE OF     INTEREST     MATURITY
  ISSUER       AMOUNT       ISSUANCE       RATE        DATE
----------   -----------   ----------   ----------   ----------

                                        [_____________________________________],
                                             as Pledgor

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

AGREED TO AND ACCEPTED:

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:
    -----------------------------------
    Name:
    Title:

                                    EXHIBIT 3

                                                           [Name of New Pledgor]
                                                        [Address of New Pledgor]

[Date]

____________________________
____________________________
____________________________

Ladies and Gentlemen:

                Reference is made to that certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement;" capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of March 25, 2003, among Trump Casino Holdings, LLC ("Holdings") and Trump Casino Funding, Inc. ("Funding" and together with Holdings, the "Issuers"), each of the Guarantors listed on the signature pages thereto or from time to time party thereto by execution of a joinder agreement, and U.S. Bank National Association, as Collateral Agent (in such capacity and together with any successors in such capacity, the "Collateral Agent").

                This letter supplements the Security Agreement and is delivered by the undersigned, ______________ (the "New Pledgor"), pursuant to Section 3.5 of the Security Agreement. The New Pledgor hereby agrees to be bound as a Guarantor and as a Pledgor by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the execution date of the Security Agreement and without limiting the generality of the foregoing, hereby grants and pledges to the Administrative Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral and expressly assumes all obligations and liabilities of a Guarantor and Pledgor thereunder. The New Pledgor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Pledgors contained in the Security Agreement.

                Attached hereto are supplements to each of the schedules to the Security Agreement with respect to the New Pledgor. Such supplements shall be deemed to be part of the Security Agreement.

                This agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

                THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                IN WITNESS WHEREOF, the New Pledgor has caused this letter agreement to be executed and delivered by its duly authorized officer as of the date first above written.

                                        [NEW PLEDGOR]

                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

AGREED TO AND ACCEPTED:

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:
     --------------------------------
     Name:
     Title:

                           [Schedules to be attached]